UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2015 (July 24, 2015)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.

CamelBak Products, LLC

On July 24, 2015, Vista Outdoor Inc., a Delaware corporation (“Buyer”), entered into a stock purchase agreement (the “CamelBak Purchase Agreement”) with CBAC Holdings, LLC, a Delaware limited liability company and a majority owned subsidiary of the Company (“CBAC”), and CamelBak Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of CBAC (“CamelBak Acquisition Corp.”), pursuant to which Buyer will acquire all of the issued and outstanding capital stock of CamelBak Acquisition Corp., the parent of the operating entity, CamelBak Products, LLC (“CamelBak”). The sale price for CamelBak will be based on a total enterprise value of $412.5 million and will be subject to a customary working capital adjustment.

After the allocation of the sales price to CBAC’s non-controlling equity holders and the payment of all transaction expenses, CODI is expected to receive between $355 million and $375 million of total proceeds from the sale at closing. This amount is in respect of the Company’s outstanding loans to CamelBak (including accrued interest thereon) and its equity interests in CamelBak, which was acquired by CODI on August 24, 2011. The proceeds will be used, in part, to repay all outstanding debt under the Company’s revolving credit facility, with the balance thereof to increase cash on CODI’s balance sheet. CODI anticipates recording a gain on the sale of CamelBak ranging between $140 million and $160 million for the quarter ended September 30, 2015.

The CamelBak Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. Each party’s obligation to consummate the CamelBak Purchase Agreement is subject to certain conditions, including, but not limited to (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its covenants.

The sale is subject to customary closing conditions and is expected to close within the next month or such later time as the parties may mutually agree. However, there can be no assurances that all of the conditions to closing will be satisfied.

The foregoing brief description of the CamelBak Purchase Agreement is not meant to be exhaustive and is qualified in its entirety by the CamelBak Purchase Agreement itself, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Section 8    Other Events
Item 8.01    Other Events

On July 27, 2015, CODI issued a Press Release announcing the execution of the CamelBak Purchase Agreement. A copy of the Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9    Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

d)    Exhibits

The following exhibits are furnished herewith:

Exhibit	Description
99.1	Stock Purchase Agreement dated as of July 24, 2015, by and among Vista Outdoor Inc., CBAC Holdings, LLC and CamelBak Acquisition Corp.
99.2	Press Release of the Company dated July 27, 2015 announcing the the sale of CamelBak Products, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2015	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer